Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Third Quarter and Year-to-Date Fiscal 2025 Results; Updates Fiscal 2025 Guidance

Boston, MA, February 6, 2025 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date of fiscal 2025, which ended December 28, 2024:

		3rd Quarter 2025	YTD 2025
■	Revenue, increase	$349 million, 4%	$1,030 million, 7%
■	Organic[1] revenue increase	—%	2%
■	Earnings per diluted share	$0.74	$2.14
■	Adjusted earnings per diluted share	$1.19	$3.32
■	Cash flow from operating activities	$44 million	$65 million
■	Free cash flow	$30 million	$50 million
	[1] Excludes the impact of currency fluctuation and the acquisitions of the Sensor Guided Technologies and Esophageal Protection product lines in December 2023 and April 2024, respectively.

Chris Simon, Haemonetics’ CEO, stated: "Our record third-quarter margins demonstrate our long-range plan is successfully driving profitable growth. We are gaining share, driving meaningful value through our differentiated technologies and strengthening our leadership as we navigate external market challenges, while accelerating portfolio evolution for further margin expansion. We are confident in the foundation we are building for sustained long-term growth across our business."

GAAP RESULTS

Third quarter fiscal 2025 revenue was $348.5 million, up 3.7% compared with the third quarter of fiscal 2024. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	3rd Quarter 2025 Reported
Plasma	$134.2	(9.1)%
Blood Center	$70.3	(2.8)%
Hospital	$144.0	23.9%
Total net revenue	$348.5	3.7%

Gross margin was 55.5% in the third quarter of fiscal 2025 compared with 52.9% in the third quarter of fiscal 2024. The primary drivers of the increase in the gross margin percentage were volume growth in Hospital on higher margin products as well as pricing benefits in all business units and decreased restructuring costs related to portfolio rationalization initiatives, partially offset by amortization of fair value inventory step-up. Operating expenses as a percentage of revenue were 38.6% in the third quarter of fiscal 2025 compared with 39.2% in the third quarter of fiscal 2024. The decrease in operating expenses as a percentage of revenue was primarily driven by operating leverage, decreased performance-based compensation and lower integration and transaction costs, partially offset by increased amortization of acquired intangible assets, write downs of certain assets and growth investments. The Company had operating income of $59.0 million and a 16.9% operating margin in the third quarter of fiscal 2025, compared with operating income of $46.0 million and a 13.7% operating margin in the third quarter of fiscal 2024. The income tax rates were 25% and 29% in the third quarters of fiscal 2025 and fiscal 2024, respectively. Third quarter fiscal 2025 net income and earnings per diluted share were $37.5 million and $0.74, respectively, compared with $31.2 million and $0.61, respectively, in the third quarter of fiscal 2024.

ADJUSTED RESULTS

Organic revenue for the third quarter of fiscal 2025 decreased 0.3% compared with the same period of fiscal 2024. Business unit organic revenue growth rates compared with the prior year period were as follows:

3rd Quarter 2025 Organic
Plasma	(9.1)%
Blood Center	(2.8)%
Hospital	12.2%
Total net revenue	(0.3)%

Third quarter fiscal 2025 adjusted gross margin was 57.7%, up 240 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were volume growth in Hospital on higher margin products as well as pricing benefits in all business units.

Adjusted operating expenses as a percentage of revenue were 32.0% in the third quarter of fiscal 2025, compared with 33.5% in the third quarter of fiscal 2024. The decrease in adjusted operating expenses as a percentage of revenue was primarily driven by operating leverage and decreased performance-based compensation, partially offset with growth investments. Adjusted operating income for the third quarter of fiscal 2025 was $89.4 million, up $16.1 million, or 21.9%, compared with the third quarter of fiscal 2024. Adjusted operating margin was 25.7%, up 390 basis points when compared with the same period of fiscal 2024. The adjusted income tax rates were 25% in the third quarters of both fiscal 2025 and fiscal 2024.

Third quarter fiscal 2025 adjusted net income was $60.3 million, up $7.0 million, or 13.2%, and adjusted earnings per diluted share was $1.19, up 14.4%, each when compared with the same period of fiscal 2024.

BALANCE SHEET AND CASH FLOW

Cash on hand at December 28, 2024 was $320.8 million, an increase of $142.0 million since the end of fiscal 2024, primarily driven by debt financing activities, partially offset by the Company’s acquisition of Advanced Cooling Therapy, Inc. (d/b/a Attune Medical) in early fiscal 2025 and share repurchases.

Cash flow from operating activities was $43.8 million and free cash flow was $29.6 million during the third quarter of fiscal 2025, compared with operating cash outflow of $0.5 million and free cash outflow of $22.5 million, respectively, in the same period of fiscal 2024. The primary drivers of increased operating cash flow were higher collections of accounts receivable, timing of accounts payable and increased net income, partially offset by decreased performance-based compensation accruals. Free cash flow was also impacted by lower capital expenditures and additions to Haemonetics equipment.

FISCAL 2025 GUIDANCE

The Company updated its fiscal 2025 GAAP total revenue and organic revenue growth guidance as follows:

	Current Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(5 - 7)%	(7 - 9)%	24% - 26%	3 - 5%
Currency impact	0%	0%	1 - (1)%	(0 - 2)%
Acquisitions & Divestitures[1]	0%	(5)%	11 - 13%	3 - 4%
Organic	(5 - 7)%	(2 - 4)%	12 - 14%	0 - 3%

	Previous Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(3 - 6)%	(4 - 7)%	26% - 31%	5 - 8%
Currency impact	0%	(0 - 1)%	0%	(0 - 1)%
Acquisitions[1]	0%	0%	12 - 14%	4 - 5%
Organic	(3 - 6)%	(4 - 6)%	14 - 17%	1 - 4%
[1] Reflects adjustment to exclude fiscal 2025 revenue related to the acquisition of Attune Medical on April 1, 2024 and 37 weeks of OpSens Inc. revenue (i.e., through the first anniversary of its acquisition) as well as the divestiture of the Whole Blood business, completed on January 13, 2025

Additionally, the Company updated its adjusted operating margin guidance, adjusted earnings per diluted share guidance and free cash flow guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	23% - 24%	~24%
Adjusted earnings per diluted share	$4.45 - $4.75	$4.50 - $4.70
Free cash flow	$130M - $180M	$120M - $140M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss third quarter fiscal 2025 results on Thursday, February 6, 2025 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BIda08929a4d56464eb33eccb945ef985e. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/63jte4ra

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions and divestitures; market position and expenditures; and the Company’s Operational Excellence Program and portfolio rationalization initiatives; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program and portfolio rationalization initiatives; the effects of global economic and political conditions, including inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, acquisitions and divestitures. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, net gains on the repurchase of convertible notes, gains on sales of property, plant and equipment, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	12/28/2024	12/30/2023	Inc/(Dec) %	12/28/2024	12/30/2023	Inc/(Dec) %
	(unaudited)			(unaudited)
Net revenues	$348,542	$336,250	3.7%	$1,030,225	$965,765	6.7%
Cost of goods sold	154,995	158,383	(2.1)%	474,317	450,123	5.4%
Gross profit	193,547	177,867	8.8%	555,908	515,642	7.8%

Research and development	15,829	13,265	19.3%	46,808	38,578	21.3%
Selling, general and administrative	106,459	111,713	(4.7)%	321,653	320,518	0.4%
Amortization of acquired intangible assets	12,230	6,911	77.0%	36,965	21,606	71.1%
Operating expenses	134,518	131,889	2.0%	405,426	380,702	6.5%

Operating income	59,029	45,978	28.4%	150,482	134,940	11.5%

Interest and other expense, net	(9,112)	(1,949)	367.5%	(9,148)	(6,489)	41.0%

Income before provision for income taxes	49,917	44,029	13.4%	141,334	128,451	10.0%

Provision for income taxes	12,423	12,788	(2.9)%	31,636	31,260	1.2%

Net income	$37,494	$31,241	20.0%	$109,698	$97,191	12.9%

Net income per common share assuming dilution	$0.74	$0.61	21.3%	$2.14	$1.89	13.2%

Weighted average shares outstanding
Basic	50,286	50,768		50,709	50,679
Diluted	50,639	51,445		51,148	51,394

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	55.5%	52.9%	2.6%	54.0%	53.4%	0.6%
Research and development	4.5%	3.9%	0.6%	4.5%	4.0%	0.5%
Selling, general and administrative	30.5%	33.2%	(2.7)%	31.2%	33.2%	(2.0)%
Operating income	16.9%	13.7%	3.2%	14.6%	14.0%	0.6%
Income before provision for income taxes	14.3%	13.1%	1.2%	13.7%	13.3%	0.4%
Net income	10.8%	9.3%	1.5%	10.6%	10.1%	0.5%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	12/28/2024	12/30/2023	Reported growth	Currency impact	Acquisitions(1)	Organic growth
Revenues by business unit(2)	(unaudited)
Plasma	$134,224	$147,641	(9.1)%	—%	—%	(9.1)%

Apheresis	55,388	52,565	5.4%	—%	—%	5.4%
Whole Blood	14,957	19,814	(24.5)%	—%	—%	(24.5)%
Blood Center	70,345	72,379	(2.8)%	—%	—%	(2.8)%

Interventional Technologies(3)	63,253	43,007	47.1%	(0.4)%	31.2%	16.3%
Blood Management Technologies(4)	80,720	73,223	10.2%	0.3%	—%	9.9%
Hospital	143,973	116,230	23.9%	0.1%	11.6%	12.2%

Total net revenues	$348,542	$336,250	3.7%	0.1%	3.9%	(0.3)%

	Nine Months Ended
	12/28/2024	12/30/2023	Reported growth	Currency impact	Acquisitions(1)	Organic growth
Revenues by business unit(2)	(unaudited)
Plasma	$408,695	$430,056	(5.0)%	—%	—%	(5.0)%

Apheresis	158,814	156,704	1.3%	(1.4)%	—%	2.7%
Whole Blood	46,304	54,537	(15.1)%	(0.1)%	—%	(15.0)%
Blood Center	205,118	211,241	(2.9)%	(1.0)%	—%	(1.9)%

Interventional Technologies(3)	188,220	119,168	57.9%	(0.4)%	39.9%	18.4%
Blood Management Technologies(4)	228,192	205,300	11.2%	—%	—%	11.2%
Hospital	416,412	324,468	28.3%	(0.2)%	14.7%	13.8%

Total net revenues	$1,030,225	$965,765	6.7%	(0.2)%	4.9%	2.0%
(1) Reflects the impact in Hospital of the Sensor Guided Technologies product line acquired as part of the OpSens Inc. transaction in December 2023 and the Esophageal Protection product line acquired as part of the Attune Medical transaction in April 2024.

(2) Beginning in fiscal 2025, the Company integrated service revenue within its three business units. Prior periods were conformed to current presentation.
(3) Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4) Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/28/2024	3/30/2024
	(unaudited)
Assets
Cash and cash equivalents	$320,846	$178,800
Accounts receivable, net	211,949	206,562
Inventories, net	359,614	317,202
Other current assets	113,459	66,339
Total current assets	1,005,868	768,903
Property, plant & equipment, net	286,107	311,362
Intangible assets, net	465,615	406,117
Goodwill	605,266	565,082
Other assets	168,414	144,127
Total assets	$2,531,270	$2,195,591

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$5,075	$10,229
Other current liabilities	248,158	290,154
Total current liabilities	253,233	300,383
Long-term debt	1,219,762	797,564
Other long-term liabilities	151,415	137,685
Stockholders' equity	906,860	959,959
Total liabilities & stockholders' equity	$2,531,270	$2,195,591

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/28/2024	12/30/2023
	(unaudited)
Cash Flows from Operating Activities:
Net income	$109,698	$97,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,378	69,576
Amortization of fair value inventory step-up	12,319	—
Share-based compensation expense	22,699	20,912
Impairment of intangible assets	2,391	10,419
Gain on repurchase of convertible senior notes, net	(12,600)	—
Inventory reserve adjustment	1,289	6,904
Gains on sales of property, plant and equipment	(14,572)	(647)
Deferred tax benefit	(8,593)	(5,138)
Change in other non-cash operating activities	8,114	5,748
Change in accounts receivable, net	(3,379)	(27,743)
Change in inventories, net	(65,629)	(40,721)
Change in other working capital	(73,947)	(18,831)
Net cash provided by operating activities	65,168	117,670
Cash Flows from Investing Activities:
Capital expenditures	(23,635)	(31,440)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(12,649)	(25,171)
Acquisition, net of cash acquired	(150,906)	(243,852)
Proceeds from sale of property, plant and equipment	20,802	1,259
Other investing activities	(13,547)	(10,129)
Net cash used in investing activities	(179,935)	(309,333)
Cash Flows from Financing Activities:
Repayments, net of borrowings	448,875	101,250
Purchase of capped call related to convertible notes	(88,200)	—
Debt issuance costs	(23,135)	—
Share repurchases	(75,000)	—
Proceeds from employee stock programs	8,193	7,108
Cash used to net share settle employee equity awards	(10,243)	(5,885)
Other financing activities	(222)	(814)
Net cash provided by financing activities	260,268	101,659
Effect of exchange rates on cash and cash equivalents	(3,455)	(484)
Net Change in Cash and Cash Equivalents	142,046	(90,488)
Cash and Cash Equivalents at Beginning of the Period	178,800	284,466
Cash and Cash Equivalents at End of Period	$320,846	$193,978

Free Cash Flow Reconciliation:
Cash provided by operating activities	$65,168	$117,670
Capital expenditures	(23,635)	(31,440)
Additions to Haemonetics equipment	(12,649)	(25,171)
Proceeds from sale of property, plant and equipment	20,802	1,259
Free cash flow	$49,686	$62,318

Reconciliation of Adjusted Measures for Third Quarter of FY25 and FY24
(Data in thousands, except per share data)

Three Months Ended December 28, 2024:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$193,547	$134,518	$59,029	$(9,112)	$12,423	$37,494	$0.74
Amortization of acquired intangible assets	—	(12,230)	12,230	—	3,035	9,195	0.18
Amortization of fair value inventory step-up	3,341	—	3,341	—	811	2,530	0.05
Integration and transaction costs	410	166	244	75	194	125	—
Restructuring costs	3,027	(488)	3,515	—	975	2,540	0.05
Restructuring related costs	634	(834)	1,468	—	334	1,134	0.02
Digital transformation costs	—	(4,620)	4,620	—	1,103	3,517	0.07
Write downs of certain assets	—	(4,000)	4,000	—	971	3,029	0.06
MDR and IVDR costs	—	(1,008)	1,008	—	239	769	0.02
Litigation-related charges	—	18	(18)	—	(4)	(14)	—
Discrete tax items	—	—	—	—	28	(28)	—
Adjusted	$200,959	$111,522	$89,437	$(9,037)	$20,109	$60,291	$1.19
Adjusted, as a percentage of net revenues	57.7%	32.0%	25.7%			17.3%

Three Months Ended December 30, 2023:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$177,867	$131,889	$45,978	$(1,949)	$12,788	$31,241	$0.61
Amortization of acquired intangible assets	—	(6,911)	6,911	—	1,912	4,999	0.10
Integration and transaction costs	—	(4,869)	4,869	—	(410)	5,279	0.10
Restructuring costs	7,065	(903)	7,968	—	1,775	6,193	0.12
Restructuring related costs	1,125	(1,278)	2,403	—	618	1,785	0.04
Digital transformation costs	—	(3,415)	3,415	—	910	2,505	0.05
PCS2 related charges	49	(161)	210	—	58	152	—
MDR and IVDR costs	—	(1,433)	1,433	—	365	1,068	0.02
Litigation-related charges	—	(177)	177	—	122	55	—
Adjusted	$186,106	$112,742	$73,364	$(1,949)	$18,138	$53,277	$1.04
Adjusted, as a percentage of net revenues	55.3%	33.5%	21.8%			15.8%

Reconciliation of Adjusted Measures for Year-to-Date FY25 and FY24
(Data in thousands, except per share data)

Nine Months Ended December 28, 2024:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$555,908	$405,426	$150,482	$(9,148)	$31,636	$109,698	$2.14
Amortization of acquired intangible assets	—	(36,965)	36,965	—	9,181	27,784	0.54
Amortization of fair value inventory step-up	12,319	—	12,319	—	3,005	9,314	0.18
Integration and transaction costs	797	(12,652)	13,449	75	1,137	12,387	0.24
Restructuring costs	11,158	(1,771)	12,929	—	3,156	9,773	0.19
Restructuring related costs	2,514	(3,043)	5,557	—	1,304	4,253	0.08
Digital transformation costs	—	(15,823)	15,823	—	3,773	12,050	0.24
Write downs of certain assets	—	(4,000)	4,000	—	971	3,029	0.06
MDR and IVDR costs	—	(3,125)	3,125	—	740	2,385	0.05
Litigation-related charges	—	(1,057)	1,057	—	257	800	0.02
Gain on repurchase of convertible notes, net	—	—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gains on sales of property, plant and equipment		14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Discrete tax items	—	—	—	—	3,103	(3,103)	(0.06)
Adjusted	$582,696	$338,733	$243,963	$(21,673)	$52,353	$169,937	$3.32
Adjusted, as a percentage of net revenues	56.6%	32.9%	23.7%			16.5%

Nine Months Ended December 30, 2023:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$515,642	$380,702	$134,940	$(6,489)	$31,260	$97,191	$1.89
Amortization of acquired intangible assets	—	(21,606)	21,606	—	5,482	16,124	0.31
Integration and transaction costs	—	(7,768)	7,768	—	284	7,484	0.15
Restructuring costs	7,329	(714)	8,043	—	1,761	6,282	0.12
Restructuring related costs	3,604	(2,950)	6,554	—	1,604	4,950	0.09
Digital transformation costs	—	(10,712)	10,712	—	2,609	8,103	0.16
PCS2 related charges	219	(402)	621	—	157	464	0.01
MDR and IVDR costs	—	(4,587)	4,587	—	1,077	3,510	0.07
Litigation-related charges	—	(6,684)	6,684	—	1,684	5,000	0.10
Impairment of intangible assets	—	(10,419)	10,419	—	3,376	7,043	0.14
Discrete tax items	—	—	—	—	(1,466)	1,466	0.03
Adjusted	$526,794	$314,860	$211,934	$(6,489)	$47,828	$157,617	$3.07
Adjusted, as a percentage of net revenues	54.5%	32.6%	21.9%			16.3%